Exhibit 99.1
FOR IMMEDIATE RELEASE

MaxLinear Appoints Tsu-Jae King Liu to its Board of Directors

Carlsbad, Calif. – March 31, 2021 – MaxLinear, Inc. (NYSE: MXL), a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits, announced today the appointment of Dr. Tsu-Jae King Liu, Dean and Professor of the College of Engineering at the University of California, Berkeley, to its board of directors. Dr. Liu has been appointed a Class I director with a term continuing until the 2022 annual meeting of stockholders, effective immediately.
“We are extremely pleased to welcome Dr. Liu to our board of directors,” said Kishore Seendripu, Ph.D., MaxLinear’s Chairman and Chief Executive Officer. “Her world renowned expertise in semiconductor process technologies as a co-inventor of the FinFET, and her extensive leadership experience, including as a member of the board of directors of Intel, will be invaluable to MaxLinear as we continue to grow and deliver innovative semiconductor solutions that help shape the future of networking and communications.”
“I am thrilled to join the MaxLinear board,” stated Dr. Liu. “I look forward to working with my fellow board members and the management team to help accelerate MaxLinear’s progress towards its ambitious goals, which are at the heart of its exciting strategic roadmap.”
Dr. Tsu-Jae King Liu currently serves as Dean of the College of Engineering at UC Berkeley and holds the Roy W. Carlson endowed chair. She is a professor in the Department of Electrical Engineering and Computer Sciences and is also a member of the board of directors of Intel Corporation. In addition, Dr. Liu is an elected member of the U.S. National Academy of Engineering and is a fellow of the U.S. National Academy of Inventors. Among her awards are the Ross M. Tucker AIME Electronics Materials Award for seminal work in polycrystalline silicon-germanium thin films, a NSF Career Award for research in thin-film transistor technology, the Intel Outstanding Researcher in Nanotechnology Award, the IEEE Aldert van der Ziel Award for distinguished educational and research efforts in electronics, and the DARPA Significant Technical Achievement Award for co-inventing the FinFET, an advanced transistor design used in all leading computer chips today. Dr. Liu earned her B.S., M.S. and Ph.D. degrees from Stanford University in 1984, 1986, and 1994 respectively.
About MaxLinear, Inc.
MaxLinear, Inc. (NYSE: MXL) is a leading provider of radio frequency (RF), analog, digital and mixed-signal integrated circuits for the connectivity and access, wired and wireless infrastructure, and industrial and multimarket applications. MaxLinear is headquartered in Carlsbad, California. For more information, please visit www.maxlinear.com.
MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.
Cautionary Note About Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying MaxLinear’s future financial performance, trends and opportunities affecting MaxLinear products and the ability of management personnel, including MaxLinear’s board, to contribute to the growth of its business. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others) uncertainties concerning how end user markets for its products will develop; substantial competition within the semiconductor industry; MaxLinear’s dependence on a limited number of customers for a substantial portion of revenues; its ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission, including risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2020.

MaxLinear Inc. Investor Relations Contact:
Steven Litchfield
Tel: 949-333-0080
IR@maxlinear.com